                                                                     EXHIBIT 3.1
                           ARTICLES OF INCORPORATION
                                       OF
                             KNIGHT AIRLINES, INC.

          WE, THE UNDERSIGNED, HEREBY ASSOCIATE TOGETHER FOR THE PURPOSE OF BECOMING A CORPORATION UNDER THE LAWS OF FLORIDA, BY AND UNDER THE PROVISIONS OF THE STATUES OF THE STATE OF FLORIDA, PROVIDING FOR THE FORMATION, LIABILITIES, RIGHTS, PRIVILEGES AND IMMUNITIES OF CORPORATION FOR PROFIT.

                                   ARTICLE I.
                                   ---------

          The name of the corporation shall be:

                             KNIGHT AIRLINES, INC.

          ITS BUSINESS SHALL BE CARRIED ON AT 2650 BISCAYNE BOULEVARD, MIAMI, FLORIDA, AND AT SUCH OTHER PLACES OR POINTS IN THE STATE OF FLORIDA, AND IN THE UNITED STATES AND FOREIGN COUNTRIES AS MAY FROM TIME TO TIME BE AUTHORIZED BY THE BOARD OF DIRECTORS. ITS PRINCIPAL OFFICE SHALL BE AT 2650 BISCAYNE BOULEVARD, MIAMI, FLORIDA.

                                  ARTICLE II.
                                  ----------

          The general nature of the business or businesses to be transacted, is as follows:

SECTION I.
---------
          To own, operate, manage an airline catering to the public generally for the purpose of carrying passengers and cargo and to do all lawful things necessary and incidental thereto.

SECTION II.  That of purchasing, leasing renting, selling, holding and otherwise
----------
acquiring and disposing of real estate and personal property, both tangible and intangible, and choses in action, either as owner, broker, agent or factor.

SECTION III.  In the purchase or acquisition of property business rights or
-----------
franchise, or for additional working capital, or for any other object in or about its business affairs, and without limit as to the amount, to incur debts, and to raise, borrow and secure the payment of money in any lawful manner, including the issue and sale or other dispositions of bonds, warrants, debentures, obligations, negotiable and transferable instruments and evidences of indebtedness of all kinds whether secured by mortgage, pledge, deed or trust or otherwise.

SECTION IV.  This corporation shall have all the general powers together with
----------
all of the additional and specific powers granted by the laws of the State of Florida, as well as all implied powers in carrying out the foregoing expressed powers.

SECTION V.  THE FOREGOING CLAUSES SHALL BE CONSTRUED BOTH AS OBJECTS AND POWERS,
---------
BUT NO RECITATION, EXPRESSION OR DECLARATION OR SPECIFIC OR SPECIAL POWERS OR PURPOSES HEREIN ENUMERATED SHALL BE DEEMED TO BE EXCLUSIVE, BUT IT IS HEREBY EXPRESSLY DECLARED THAT OTHER LAWFUL POWERS NOT INCONSISTENT THEREWITH ARE HEREBY INCLUDED.

                                  ARTICLE III.
                                  -----------

          THE MAXIMUM NUMBER OF SHARES OF STOCK THIS CORPORATION IS AUTHORIZED TO HAVE OUTSTANDING AT ANY TIME SHALL BE 2,000,000 SHARES OF $.005c PAR VALUE EACH.
                                  ARTICLE IV.
                                  ----------

          THIS CORPORATION SHALL BEGIN BUSINESS WITH A CAPITAL OF NOT LESS THAN TEN ($10.00) DOLLARS.
                                   ARTICLE V.
                                   ---------

          THIS CORPORATION SHALL EXIST PERPETUALLY.

                                  ARTICLE VI.
                                  ----------

          THE PRINCIPAL PLACE OF BUSINESS OF THIS CORPORATION SHALL BE LOCATED IN MIAMI, FLORIDA, AND IT MAY HAVE SUCH OTHER PLACES OF BUSINESS, BOTH WITHIN AND WITHOUT THE STATE OF FLORIDA, AND IN FOREIGN COUNTRIES, AS MAY BE NECESSARY OR CONVENIENT.

                                  ARTICLE VII.
                                  -----------

          Names and post office addresses of the First Board of Directors of this corporation, which shall not be less than three, who shall hold office until the organization meeting of this corporation, and until their successors are elected, and have qualified, are:

Frank Freeman, 2650 Biscayne Boulevard, Miami, Florida  33137
Garland Brown, 2650 Biscayne Boulevard, Miami, Florida  33137
Robert McWilliams, 2650 Biscayne Boulevard, Miami, Florida  33137

               THE OFFICERS OF THIS CORPORATION ARE:
               President                 Frank Freeman
               Secretary and Treasurer   Garland Brown

                                 ARTICLE VIII.
                                 ------------

          Names and post office addresses of each subscriber to these Articles of Incorporation, and a statement of the number of shares of stock which each agrees to take and the consideration thereof, is as follows:

 Frank Freeman, 2650 Biscayne Boulevard, Miami, Florida 33137 2000 shares

The subscribers to the above stock do hereby certify that the above subscriptions amount to at lease $10.00, and that said sum has been paid to the corporation.

                                  ARTICLE IX.
                                  ----------

          The provisions of this Charter, and each and every article and section hereof, and by the By-laws of this corporation shall be considered a part of every contract and transaction to which the corporation shall be a party.

          IN WITNESS WHEREOF, we have hereunto set our hands and seal the first day of November, 1976.
                                    s/ Frank Freeman        (SEAL)
                                    ------------------------------
                                                            (SEAL)
                                    ------------------------------

                                                            (SEAL)
                                    ------------------------------

STATE OF FLORIDA    )
                    : ss:
COUNTY OF DADE      )

          I HEREBY CERTIFY that on this day personally appeared before me, the undersigned Notary Public, FRANK FREEMAN, to me well known and known to be the person described in and who executed and subscribed to the foregoing Articles of Incorporation, and they acknowledged before me that they executed and subscribed to the same for the purposes therein expressed.

          WITNESS my signature and official seal at Miami, said County and State, this 1st day of November, 1976.

                               ------------------------------
                               Notary Public, State of Florida
                               at Large
                               My Commission Expires:
                               June 19, 1979
                               Bonded thru Gen'l Ins. Underwriters
                               -----------------------------------

     CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN FLORIDA, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

          IN COMPLIANCE WITH SECTION 48.091, FLORIDA STATUES, THE FOLLOWING IS
SUBMITTED:

          FIRST--THAT KNIGHT AIRLINES, INC.
                      -------------------------------
                      NAME OF CORPORATION

DESIRING TO ORGANIZE OR QUALIFY UNDER THE LAWS OF THE STATE OF FLORIDA, WITH ITS PRINCIPAL PLACE OF BUSINESS AT CITY OF MIAMI
                                       -----
                                       City

STATE OF FLORIDA, HAS NAMED FRANK FREEMAN         ,
         -------            -----------------------
         State              Name of Resident Agent

LOCATED AT 2650 BISCAYNE BOULEVARD                           ,
           --------------------------------------------------
           (Street Address and Number of Building, Post Office
            Box Address are not acceptable)

CITY OF MIAMI  , STATE OF FLORIDA, AS ITS AGENT TO ACCEPT SERVICE
        --------
        City


OF PROCESS WITHIN FLORIDA.

                         SIGNATURE s/Frank Freeman
                                  --------------------------------
                                  (Corporate Officer

                              TITLE  President
                                   -------------------------------
                              DATE  12TH November, 1976
                                  --------------------------------

          HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES.

                         SIGNATURE  s/Frank Freeman
                                  -------------------------------
                                    (Resident Agent)

                              DATE  12TH November, 1976
                                  -------------------------------

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                             KNIGHT AIRLINES, INC.

     The undersigned, President and Secretary of KNIGHT AIRLINES, INC., due hereby certify that at a joint meeting of the Directors and Stockholders, of KNIGHT AIRLINES, INC., (all of said Directors and Stockholders being present) held at the company's office in Miami, Florida at 12:00 Noon on the 3rd day of May, 1994, said meeting having been duly noticed and properly called, in accordance with the By-Laws of the corporation. The following resolutions amending the Articles of Incorporation were unanimously passed:

     On motion duly made and seconded it was unanimously resolved that Article I of the Articles of Incorporation be and is hereby amended so that the name of the corporation is changed to PORTSMOUTH CORPORATION.

     On motion duly made and seconded it was unanimously resolved that Article IV of the Articles of Incorporation being the same are hereby amended so that the former ARTICLE IV is stricken and replaced as follows:

     "The aggregate number of shares of stock which the corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of common stock, par value $.0001."

     CERTIFIED this 17th day of November, 1994.

                                    s/Frank Freeman
                                    ------------------------------
                                    President
Attested:s/Michelle Augustine
         --------------------
         Secretary

STATE OF FLORIDA    )
                    :  ss:
COUNTY OF DADE      )

     BEFORE ME that the foregoing Amendment to Articles of Incorporation of KNIGHT AIRLINES, INC., a Florida corporation was executed by FRANK FREEMAN and MICHELLE AUGUSTINE, as President and Secretary, respectfully of KNIGHT AIRLINES, INC., a Florida corporation, who are personally known to me, and who have read the foregoing Amendment and state that the facts contained herein are true and correct to the best of their knowledge.

     SWORN AND AVERS as follows this 17th day of November, 1994 in Miami, Dade County, Florida.



                              s/Bernadette Keiper
                              ------------------------------
                              BERNADETTE KEIPER, Notary Public
                              Commission No: CC 083484
                              Commission Expires: 3/10/95

                             ARTICLES OF AMENDMENT

                                       OF

                             PORTSMOUTH CORPORATION

To the Department of State
State of Florida

     Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the corporation hereinafter named (the "Corporation") does hereby adopt the following Articles of Amendment.

     1.  The name of the Corporation is Portsmouth Corporation.

     2. Article 1 of the Articles of Incorporation of the Corporation is hereby amended so as henceforth to read as follows:

     "The name of the Corporation is SAFE ALTERNATIVES CORPORATION OF AMERICA, INC."

     3. The date of adopt of the aforesaid amendment was as of September 15, 1995.

     4. The number of votes cast for the said amendment by the shareholders was sufficient for the approval thereof.

Executed as of the 15th day of September, 1995.

                              Portsmouth Corporation


                              By:___________________________
                                 Richard J. Fricke
                                 Secretary